SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 24, 2004

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-2402	41-0319970
(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place, Austin, Minnesota	55912
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (507) 437-5611

Item 5.  OTHER MATERIALLY IMPORTANT EVENTS

On May 24, 2004, the Company issued a press release announcing the election of Jeffrey M. Ettinger as president and chief operating officer, and as a member of its Board of Directors.  The Company also announced that Michael D. Tolbert will succeed Ettinger as president and chief executive officer of its Jennie-O Turkey Store subsidiary.  The text of the press release follows:

“AUSTIN, MINN.  (May 24, 2004) — Hormel Foods Corporation (NYSE:HRL), the multinational food processor and marketer, announced today that its Board of Directors has elected Jeffrey M. Ettinger as a board member, effective immediately, and elected him president and chief operating officer, effective July 1, 2004.  He succeeds Joel W. Johnson, who has served in this capacity since 1992.  Johnson will retain the titles of chairman of the board and chief executive officer of the company.

In his new role, Ettinger, 45, will oversee the grocery, refrigerated, specialty and turkey segments of the company.  He will continue to report to Johnson.  Staff functions, including finance, administration, law and staff services as well as the Hormel Foods International Corporation will continue to report to Johnson.

Ettinger will be only the ninth president in the company’s 113-year history.

Ettinger has served as president and chief executive officer of the Jennie-O Turkey Store subsidiary of Hormel Foods since 1999 and as group vice president of Hormel Foods since 2001.  Michael D. Tolbert will succeed Ettinger as president and chief executive officer of Jennie-O Turkey Store.

‘Jeff has successfully run a major unit of the business for the past four years in addition to his staff experiences in the law and treasury functions,’ said Johnson, 60.  ‘He’s a battle-tested insider who has managed through supply cycles in the turkey business with a focus on the execution of value-added strategies.  As a result, the new products developed under his leadership are expected to deliver over $100 million in sales in fiscal 2004.  His training across functions has resulted in a leader around whom the whole company will coalesce.’

‘In addition, Jeff successfully led the integration of Jennie-O and The Turkey Store, which is our largest acquisition to date,’ Johnson said.

Ettinger joined Hormel Foods in 1989 as corporate attorney.  Ettinger earned bachelor’s and Juris Doctor degrees from the University of California Los Angeles.  He and his wife LeeAnn have four children.

Tolbert’s Hormel Foods career began in 1979 in Dallas where he served as a sales merchandiser for the grocery products division.  He progressed to increased responsibilities in a variety of sales, sales management and business development positions.  Most recently he served as chief information officer, major management broadening assignment for the company, a position he has held since January of 2002.

Johnson said, ‘Mike Tolbert has demonstrated success and leadership skills in his sales and sales management career.  His experience and aptitude in systems-based quantification led to his most recent role as chief information officer for the company.  Mike will start his new responsibilities at Jennie-O Turkey Store next month following his completion of studies at the Harvard Business School’s program for management development.’

Tolbert is a graduate of The Ohio State University.  He and his wife Sheila have two children.

About Hormel Foods

Hormel Foods Corporation, based in Austin, Minn., is a multinational manufacturer and marketer of consumer-branded meat and food products, many of which are among the best known and trusted in the food industry.  The company leverages its extensive expertise, innovation and high competencies in pork and turkey processing and marketing to bring quality, value-added brands to the global marketplace.  In 2001, 2002 and 2003, Hormel Foods was named one of ‘The 400 Best Big Companies in America’ by Forbes magazine.  The company enjoys a strong reputation among consumers, retail grocers, and foodservice and industrial customers for products highly regarded for quality, taste, nutrition, convenience and value.  For more information about Hormel Foods, please visit www.hormel.com.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	May 26, 2004	By	/s/M. J. McCOY
M. J. McCOY
Executive Vice President and Chief Financial Officer

Dated:	May 26, 2004	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller